Exhibit 10.31

FIRST AMENDMENT
OF
NORTHWEST AIRLINES
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(2001 Restatement)

The “NORTHWEST AIRLINES SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (2001 Restatement)” adopted by NORTHWEST AIRLINES, INC., a Minnesota corporation (the “Principal Sponsor”), on October 25, 2001, but effective as of January 1, 2001 (hereinafter referred to as the “2001 SERP Restatement”), is hereby amended in the following respects:

1.                                         KEY EMPLOYEES UNDER 409A.  Effective as of January 1, 2005, Section 4.1.2 of Part B of the 2001 SERP Restatement is amended to read in full as follows:

4.1.2.                     Form of Payment.

(a)                                                                  This benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) shall be paid to the Participant directly from the general assets of Northwest Airlines, Inc.  Payment shall be made in a single lump sum payment as soon as administratively feasible after Termination of Employment.

(b)                                                                 Notwithstanding the forgoing paragraph (a), if payment is to be made on account of a Termination of Employment to a key employee (as defined in section 416(i)) of the Code, payment of the portions of that Participant’s benefits that (i) are accrued before January 1, 2005 but become Vested as of a date after December 31, 2004, and (ii) are accrued after December 31, 2004, shall not be made under paragraph (a) above before the date that is six (6) months after the date of the Termination of Employment but shall be paid as soon as administratively feasible after the date that is six (6) months after the date of the Termination of Employment.

2.                                         409A COMPLIANCE.  Effective as of January 1, 2005, Section 9.1 of Part B of the 2001 SERP Restatement is amended by adding the following sentences at the end thereto:

When the term “Termination of Employment” is used in connection with benefits that were both accrued and Vested before January 1, 2005, that term shall have the same meaning ascribed to it as in the Pension Plan documents.  When the term “Termination of Employment” is used in the Plan document in connection with benefits that are (i) accrued before January 1, 2005 but Vested after December 31, 2004; or (ii) accrued after December 31, 2004 and Vested after December 31, 2004, it shall be construed to have the same meaning consistent with the term “separation from service” as used in section 409A of the Code.

3.                                         CONSENT REQUIRED.  As required by Section 6.1 of Part B of the 2001 SERP Restatement, no part of this First Amendment shall be effective as to any individual who was a Participant on the date this First Amendment is adopted unless that Participant consents in writing to the First Amendment.

4.                                         SAVINGS CLAUSE.  Save and except as hereinabove expressly amended, the 2001 SERP Restatement will continue in full force and effect.